                                                                    EXHIBIT 24.1
                                                                    ------------


                           OFFICERS AND DIRECTORS OF
                       FOCAL COMMUNICATIONS CORPORATION

                               POWER OF ATTORNEY

Know all men by these presents, that the undersigned officers and/or directors of Focal Communications Corporation (the "Company") hereby constitute and appoint Robert C. Taylor, Jr., John R. Barnicle, Joseph A. Beatty and Renee M. Martin, or any of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to sign a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933, as amended, concerning certain shares of the Common Stock, par value $.01 per share, of the Company to be offered in connection with the Focal Communications Corporation 1998 Equity Plan for Non-Employee Directors and any and all amendments (including post-effective amendments) to such Registration Statement(s) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 24 day of July, 1999.

/s/ Robert C. Taylor, Jr.                      /s/ John R. Barnicle
---------------------------                    ---------------------------
Robert C. Taylor, Jr., Director,               John R. Barnicle, Director, Executive Vice
President and Chief Executive Officer          President and Chief Operating Officer

/s/ Joseph A. Beatty                           /s/ Gregory J. Swanson
---------------------------                    ---------------------------
Joseph A. Beatty, Executive Vice               Gregory J. Swanson, Controller
President and Chief Financial Officer

/s/ James E. Crawford, III                     /s/ John A. Edwardson
---------------------------                    ---------------------------
James E. Crawford, III, Director               John A. Edwardson, Director

/s/ Paul J. Finnegan                           /s/ Richard D. Frisbie
---------------------------                    ---------------------------
Paul J. Finnegan, Director                     Richard D. Frisbie, Director

/s/ James N. Perry, Jr.                        /s/ Paul G. Yovovich
---------------------------                    ---------------------------
James N. Perry, Jr., Director                  Paul G. Yovovich, Director